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                                                                     EXHIBIT 8.1


                           [ROPES & GRAY LETTERHEAD]



                                December 8, 2000



Cabletron Systems, Inc.
35 Industrial Way
Rochester, NH 03866-5000

Ladies and Gentlemen:

     We have acted as counsel to Cabletron Systems, Inc. ("Cabletron"), a Delaware corporation, in connection with the proposed merger (the "Merger") of Acton Acquisition Co. ("Sub"), a Delaware corporation and a wholly owned subsidiary of Cabletron, with and into Indus River Networks, Inc., a Delaware Corporation ("Indus River") pursuant to an Agreement and Plan of Merger (the "Agreement") dated as of August 18, 2000 by and among Cabletron, Indus River and Sub. The Merger is described in the Registration Statement on Form S-4 (the "Registration Statement") of which this exhibit is a part. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

     For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Agreement, (ii) the Joint Proxy Statement and Prospectus (the "Proxy Statement") included in the Registration Statement, (iii) Officer's Certificates delivered by Cabletron and Indus River to us in connection with this opinion, and (iv) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. We have assumed without investigation or verification that all statements contained in the foregoing documents are true, correct, and complete as of the date hereof and will remain true, correct and complete as of the Effective Time; that no actions inconsistent with such statements have occurred or will occur; that all such statements made "to the best of the knowledge of" any persons or parties, or similarly qualified, are true, correct and complete as if made without such qualification; and, as to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, we have assumed that there is in fact no such plan, intention, understanding or agreement.

     We also have assumed that (i) the Merger will be consummated in accordance with the Agreement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); (ii) all representations and warranties contained in the Agreement are true, correct, and complete in all respects; (iii) the Merger will be effective as a merger under applicable state laws; and (iv) each of Cabletron, Indus River and Sub will comply
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with all reporting obligations with respect to the Merger qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations promulgated thereunder.

     Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions and any change in applicable law after the date hereof could adversely affect our opinion. No ruling has been sought from the Internal Revenue Service by Cabletron, Indus River or Sub as to the federal income tax consequences of any aspect of the Merger, and the Internal Revenue Service is not bound by our opinion herein.

     Based upon and subject to the foregoing, it is our opinion that the discussion contained in the Registration Statement under the heading "Significant Material United States Federal Income Tax Consequences of the Merger" subject to the limitations and qualifications described therein, represents a fair and accurate description of all of the material federal income tax consequences of the Merger.

     No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of any of the transactions under any foreign, state, or local tax law or the tax consequences of any other transactions contemplated or entered into by Cabletron, Indus River or Sub in connection with the transactions described above. Our opinion is based on current federal income tax law, and we do not undertake to advise you as to any changes in federal income tax law after the date hereof that may affect our opinion.

     This opinion is solely for your benefit, shall not inure to the benefit of any other person, including without limitation any successor or assign of Cabletron, whether by operation of law or otherwise, and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission.

     We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement on Form S-4 filed by Cabletron in connection with the Merger. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ Ropes & Gray
                                        ---------------------------------
                                        Ropes & Gray